Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement to Form S-3 of Moxian, Inc. of our report dated December 15, 2015, relating to the consolidated financial statements of Moxian, Inc. for the years ended September 30, 2015 and 2014, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Centurion ZD CPA Ltd. (fka DCAW (CPA) Ltd. as successor to Dominic K.F. Chan & Co.)
Certified Public Accountants
Hong Kong, March 17, 2017